Exhibit 99.1

EV Energy Partners Announces Second Quarter 2017 Results

HOUSTON, August 9, 2017 (Globe Newswire) -- EV Energy Partners, L.P. (NASDAQ: EVEP) today announced results for the second quarter of 2017 and the filing of its Form 10-Q with the Securities and Exchange Commission.

Second Quarter 2017 Results

For the second quarter of 2017, EVEP reported a net loss of $25.2 million, or $(0.50) per basic and diluted weighted average limited partner unit outstanding, compared to a net loss of $50.8 million, or $(1.01) per basic and diluted weighted average limited partner unit outstanding, for the first quarter of 2017. Included in the second quarter of 2017 net loss were the following items:

•	$18.4 million of impairment charges primarily related to the write-down of certain oil and natural gas properties due to the effects of commodity prices on expected future net cash flows,

•	$6.9 million of non-cash gains on commodity and interest rate derivatives, and

•	$1.0 million of non-cash costs contained in general and administrative expenses.

For the second quarter of 2016, EVEP reported a net loss of $29.0 million, or $(0.58) per basic and diluted weighted average limited partner unit outstanding.

Production for the second quarter of 2017 was 10.2 Bcf of natural gas, 372 Mbbls of oil and 528 Mbbls of natural gas liquids, or 171.9 million cubic feet equivalent per day (Mmcfe/day). This represents a 15 percent decrease from the second quarter of 2016 production of 201.5 Mmcfe/d and is flat to the first quarter of 2017 production of 171.6 Mmcfe/day. The decrease from the second quarter of 2016 was primarily due to significantly lower drilling activity in 2016 and the divestiture of producing properties completed on December 1, 2016, partially offset by the addition of Karnes County, TX, producing properties acquired on January 31, 2017.

Adjusted EBITDAX for the second quarter of 2017 was $21.6 million, a 19 percent decrease from the second quarter of 2016 and a 2 percent decrease from the first quarter of 2017. Distributable Cash Flow for the second quarter of 2017 was $3.4 million, a 38 percent decrease from the second quarter of 2016 and a 13 percent decrease from the first quarter of 2017. The decreases in Adjusted EBITDAX and Distributable Cash Flow from the second quarter of 2016 were primarily attributable to realized hedge losses compared to prior year period hedge gains and decreased natural gas and natural gas liquids production, partially offset by higher realized oil, natural gas and natural gas liquids prices and increased oil production. The decreases in Adjusted EBITDAX and Distributable Cash Flow from the first quarter of 2017 were primarily attributable to lower realized oil and natural gas liquids prices and higher lease operating and cash general and administrative expenses, partially offset by lower realized hedge losses. Adjusted EBITDAX and Distributable Cash Flow are Non-GAAP financial measures and are described in the attached table under “Non-GAAP Measures.”

Credit Facility and Liquidity Update

As of August 7, 2017, EVEP had total debt of $597 million, which included $254 million outstanding under the credit facility and $343 million in outstanding Senior Notes due 2019. The current borrowing base under the credit facility is $375 million. Liquidity from borrowing base capacity and cash on hand is currently over $120 million. EVEP’s next semi-annual borrowing base redetermination is scheduled for October 2017. For more information regarding EVEP’s debt and liquidity, please review EVEP’s Quarterly Report on Form 10-Q filed today with the Securities and Exchange Commission.

“Second quarter results were in-line with guidance. There are two rigs running on our Karnes County, TX properties (5.8 percent interest), one rig running in the Barnett (31 percent interest) and one rig running in the Austin Chalk (15 to 25 percent interest). While wells are currently being turned inline, the full production impact is not expected to be realized until the fourth quarter. Given current commodity pricing and our previously provided guidance, we expect to fully fund our 2017 capital budget out of cash flow from operations," said Michael Mercer, President and CEO.

Quarterly Report on Form 10-Q

EVEP’s financial statements and related footnotes are available in the second quarter 2017 Form 10-Q, which was filed today and is available through the Investor Relations/SEC Filings section of the EVEP website at http://www.evenergypartners.com.

Conference Call

As announced on July 20, 2017, EV Energy Partners, L.P. will host an investor conference call on August 9, 2017, at 9 a.m. Eastern Time (8 a.m. Central). Investors interested in participating in the call may dial 1-877-723-9521 (quote conference ID 1160639) at least 5 minutes prior to the start time, or may listen live over the Internet through the Investor Relations section of the EVEP website at http://www.evenergypartners.com.

EV Energy Partners, L.P. is a master limited partnership engaged in acquiring, producing and developing oil and natural gas properties. More information about EVEP is available on the Internet at http://www.evenergypartners.com.

(code #: EVEP/G)

Forward Looking Statements

This press release may include statements that are not historical facts which are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements include information about future plans, liquidity, our reserve quantities and the present value of our reserves, estimates of maintenance capital and production amounts, and other statements which include words such as "anticipates," "plans," "projects," "expects," "intends," "believes," "should," and similar expressions of forward-looking information. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of EVEP. These statements are based on certain assumptions made by EVEP based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.  Actual results may differ materially from those contained in the press release. Such risks and uncertainties include, but are not limited to, changes in commodity prices, changes in reserve estimates, requirements and actions of purchasers of properties, exploration and development activities, the availability and cost of financing, the returns on our capital investments and acquisition strategies, the availability of sufficient cash flow to pay distributions and execute our business plan and general economic conditions. Additional information on risks and uncertainties that could affect our business prospects and performance are provided in the most recent reports of EVEP with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Production data:
Oil (Mbbls)	372	313	707	630
Natural gas liquids (Mbbls)	528	585	1,039	1,187
Natural gas (Mmcf)	10,241	12,951	20,607	25,769
Net production (Mmcfe)	15,640	18,341	31,087	36,672
Average sales price per unit: (1)
Oil (Bbl)	$44.06	$41.08	$45.48	$35.06
Natural gas liquids (Bbl)	18.26	15.89	19.57	14.03
Natural gas (Mcf)	2.87	1.56	2.87	1.60
Mcfe	3.54	2.31	3.59	2.18
Average unit cost per Mcfe:
Production costs:
Lease operating expenses	$1.68	$1.42	$1.61	$1.50
Production taxes	0.16	0.09	0.17	0.09
Total	1.84	1.51	1.78	1.59
Depreciation, depletion and amortization	1.38	1.73	1.56	1.63
General and administrative expenses	0.45	0.43	0.44	0.45

(1) Prior to $0.4 million of net hedge losses and $19.2 million of net hedge gains on settlements of commodity derivatives for the three months ended June 30, 2017 and 2016, respectively, and $2.9 million of net hedge losses and $39.0 million of net hedge gains on settlements of commodity derivatives for the six months ended June 30, 2017 and 2016, respectively.

Condensed Consolidated Balance Sheets

(In $ thousands, except number of units)

(Unaudited)

	June 30, 2017	December 31, 2016
ASSETS

Current assets:
Cash and cash equivalents	$3,552	$5,557
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	44,762	39,629
Related party	7,152	745
Other	1,046	2,451
Derivative asset	1,993	201
Other current assets	3,295	3,718
Total current assets	61,800	52,301

Oil and natural gas properties, net of accumulated
depreciation, depletion and amortization; June 30, 2017, $1,140,993; December 31, 2016, $1,051,600	1,422,425	1,497,211
Other property, net of accumulated depreciation
and amortization; June 30, 2017, $1,024; December 31, 2016, $1,002	984	996
Restricted cash	-	52,076
Other assets	4,134	4,186
Total assets	$1,489,343	$1,606,770

LIABILITIES AND OWNERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities:
Third party	$39,709	$31,700
Related party	-	5,797
Derivative liability	754	21,679
Total current liabilities	40,463	59,176

Asset retirement obligations	159,641	180,241
Long–term debt, net	603,245	606,948
Long–term derivative liability	3	955
Other long–term liabilities	1,372	1,043

Commitments and contingencies

Owners’ equity:
Common unitholders - 49,368,869 units and
49,055,214 units issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	703,846	776,158
General partner interest	(19,227)	(17,751
Total owners' equity	684,619	758,407
Total liabilities and owners' equity	$1,489,343	$1,606,770

Condensed Consolidated Statements of Operations

(In $ thousands, except per unit data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Oil, natural gas and natural gas liquids revenues	$55,404	$42,365	$111,723	$80,104
Transportation and marketing–related revenues	648	466	1,316	977
Total revenues	56,052	42,831	113,039	81,081

Operating costs and expenses:
Lease operating expenses	26,235	26,046	50,174	54,961
Cost of purchased natural gas	460	305	940	641
Dry hole and exploration costs	75	771	55	901
Production taxes	2,496	1,704	5,255	3,375
Accretion expense on obligations	1,870	2,049	3,869	4,089
Depreciation, depletion and amortization	21,531	31,648	48,511	59,853
General and administrative expenses	7,023	7,970	13,719	16,348
Impairment of oil and natural gas properties	18,397	1,997	67,984	2,684
Gain on settlement of contract	-	-	-	(3,185)
Gain on sales of oil and natural gas properties	(9)	-	(35)	-
Total operating costs and expenses	78,078	72,490	190,472	139,667

Operating loss	(22,026)	(29,659)	(77,433)	(58,586)

Other income (expense), net:
Gain (loss) on derivatives, net	6,511	(35,585)	20,740	(25,751)
Interest expense	(10,435)	(11,844)	(20,409)	(22,665)
Gain on early extinguishment of debt	-	47,695	-	47,695
Other income, net	723	209	1,081	964
Total other income (expense), net	(3,201)	475	1,412	243

Loss before income taxes	(25,227)	(29,184)	(76,021)	(58,343)
Income taxes	66	191	29	350
Net loss	$(25,161)	$(28,993)	$(75,992)	$(57,993)

Basic and diluted earnings per limited partner unit:
Net loss	$(0.50)	$(0.58)	$(1.51)	$(1.16)

Weighted average limited partner units outstanding (basic and diluted)	49,369	49,055	49,345	49,041

Condensed Consolidated Statements of Cash Flows

(In $ thousands)

(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(75,992)	$(57,993)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Amortization of volumetric production payment liability	-	(2,043)
Accretion expense on obligations	3,869	4,089
Depreciation, depletion and amortization	48,511	59,853
Equity–based compensation cost	2,204	2,964
Impairment of oil and natural gas properties	67,984	2,684
Gain on sales of oil and natural gas properties	(35)	-
(Gain) loss on derivatives, net	(20,740)	25,751
Cash settlements of matured derivative contracts	(2,929)	36,506
Gain on early extinguishment of debt	-	(47,695)
Other	523	1,760
Changes in operating assets and liabilities:
Accounts receivable	(7,859)	(1,835)
Other current assets	847	(259)
Accounts payable and accrued liabilities	(5,967)	2,510
Income taxes	-	(11,657)
Other, net	(217)	(201)
Net cash flows provided by operating activities	10,199	14,434

Cash flows from investing activities:
Acquisition of oil and natural gas properties	(58,651)	-
Additions to oil and natural gas properties	(3,635)	(12,988)
Proceeds from sale of oil and natural gas properties	1,989	2,420
Cash settlements from acquired derivative contracts	-	2,499
Restricted cash	52,076	-
Other	17	33
Net cash flows used in investing activities	(8,204)	(8,036)

Cash flows from financing activities:
Repayment of long-term debt borrowings	(21,000)	(33,000)
Long-term debt borrowings	17,000	48,000
Redemption of Senior Notes due 2019	-	(34,978)
Loan costs incurred	-	(121)
Distributions paid	-	(3,868)
Net cash flows used in financing activities	(4,000)	(23,967)

Decrease in cash and cash equivalents	(2,005)	(17,569)
Cash and cash equivalents – beginning of period	5,557	20,415
Cash and cash equivalents – end of period	$3,552	$2,846

Non-GAAP Measures

We define Adjusted EBITDAX as net loss plus income taxes, interest expense, net, depreciation, depletion and amortization, accretion expense on obligations, amortization of volumetric production payment (VPP), (gain) loss on derivatives, net, cash settlements of matured commodity derivative contracts, non-cash equity-based compensation, impairment of oil and natural gas properties, non-cash oil inventory adjustment, dry hole and exploration costs, (gain) loss on settlement of contract, (gain) loss on sales of oil and natural gas properties, (gain) loss on early extinguishment of debt, and other income, net. Distributable Cash Flow is defined as Adjusted EBITDAX less cash interest expense, net, realized losses on interest rate swaps, and estimated maintenance capital expenditures.

Adjusted EBITDAX and Distributable Cash Flow are used by our management to provide additional information and statistics relative to the performance of our business, including (prior to the creation of any reserves) the cash available to pay distributions to our unitholders. We believe these financial measures may indicate to investors whether or not we are generating cash flow at a level that can sustain or support quarterly distributions. Adjusted EBITDAX and Distributable Cash Flow are also quantitative standards used throughout the investment community with respect to performance of publicly-traded partnerships. Adjusted EBITDAX and Distributable Cash Flow should not be considered as alternatives to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX and Distributable Cash Flow exclude some, but not all, items that affect net income and operating income and these measures may vary among companies. Therefore, our Adjusted EBITDAX and Distributable Cash Flow may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Loss to Adjusted EBITDAX and Distributable Cash Flow

(In $ thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	Jun 30, 2017	Jun 30, 2016	Mar 31, 2017	Jun 30, 2017	Jun 30, 2016

Net loss	$(25,161)	$(28,993)	$(50,831)	$(75,992)	$(57,993)

Add:
Income taxes	(66)	(191)	37	(29)	(350)
Interest expense, net	10,435	11,840	9,974	20,409	22,655
Depreciation, depletion and amortization	21,531	31,648	26,980	48,511	59,853
Accretion expense on obligations	1,870	2,049	1,999	3,869	4,089
Amortization of VPP	-	(1,023)	-	-	(2,043)
(Gain) loss on derivatives, net	(6,511)	35,585	(14,229)	(20,740)	25,751
Cash settlements of matured commodity derivative contracts	(404)	19,180	(2,454)	(2,858)	39,005
Non-cash equity-based compensation	1,019	1,364	1,185	2,204	2,964
Impairment of oil and natural gas properties	18,397	1,997	49,587	67,984	2,684
Non-cash oil inventory adjustment	424	-	-	424	123
Dry hole and exploration costs	75	771	(20)	55	901
Gain on settlement of contract	-	-	-	-	(3,185)
Gain on early extinguishment of debt	-	(47,695)	-	-	(47,695)
Other income, net	(9)	-	(223)	(232)	-
Adjusted EBITDAX	$21,600	$26,532	$22,005	$43,605	$46,759

Less:
Cash interest expense, net	9,647	9,984	9,500	19,147	20,383
Realized losses on interest rate swaps	9	-	63	72	-
Estimated maintenance capital expenditures (1)	8,500	11,000	8,500	17,000	22,000
Distributable Cash Flow	$3,444	$5,548	$3,942	$7,386	$4,376

(1) Estimated maintenance capital expenditures are those expenditures estimated to be necessary to maintain the production levels of our oil and gas properties over the long term and the operating capacity of our other assets over the long term.

Total Current Hedge Position

		Swap	Swap	Collar	Collar	Collar
Period	Index	Volume	Price	Volume	Floor	Ceiling
Natural Gas (Mmmbtus)
Jul - Dec 2017	NYMEX	16,560	$3.07	5,520	$2.75	$3.27
Jan - Mar 2018	NYMEX	4,500	$3.46

Crude (Mbbls)
Jul - Dec 2017	WTI	184	$52.85

Ethane (Mbbls)
Jul - Dec 2017	Mt Belvieu	257.6	$11.66

Propane (Mbbls)
Jul - Dec 2017	Mt Belvieu	128.8	$25.10

	Notional Amount	Fixed Rate
Interest Rate Swap Agreements	($ mill)
Jul - Dec 2017	100	1.039%
Jan 2018 - Sep 2020	100	1.795%

EV Energy Partners, L.P., Houston

Nicholas Bobrowski

713-651-1144

http://www.evenergypartners.com